UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 14, 2012

BLUE EARTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV  89052

(Address of Principal Executive Offices)      (Zip Code)

(702) 263-1808

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02 Departure of Directors or Certain Officers

(b)

 On March 14, 2012, the Board of Directors of Blue Earth, Inc. (the “Company”) terminated the “at will” employment agreement dated January 1, 2012 of Philip J. Kranenburg as Chief Financial Officer effective March 17, 2012.  Johnny R. Thomas, the Company’s Chief Executive Officer, was appointed Interim Chief Financial Officer as of March 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2012	BLUE EARTH, INC.

By: /s/ Johnny R. Thomas
Name: Dr. Johnny R. Thomas
Title: CEO

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